Storen Technologies, Inc., has prepared this Form 1-A/A solely for the purpose of filing Exhibit 11.1.

Part III

EXHIBITS

1.1	Posting Agreement with StartEngine Crowdfunding, Inc.*

2.1	Certificate of Incorporation*

2.2	Bylaws*

4.1	Form of Subscription Agreement***

6.1	StartEngine Secure Services Agreement*

6.2	Employment Agreement with Carlo Brovero*

6.3	Employment Agreement with Angelo D’Anzi *

6.4	Distribution Agreement with Arco Fuel Cells S.r.l.*

6.5	Multicom Memorandum of Understanding*

6.6	Credit Card Services Agreement**

8.1	Escrow Services Agreement**

11.1	Consent of Jason M. Tyra CPA PLLC.****

12.1	Opinion of Alliance Legal Partners, Inc.*

* Filed as an exhibit to the StorEn Technologies, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11240) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1720258/000110465920074618/tm2022587d1_partiiandiii.htm.

** Filed as an exhibit to the StorEn Technologies, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11240) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1720258/000110465920086479/tm2022587d2_partiiandiii.htm.

*** Filed as an exhibit to the StorEn Technologies, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11240) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1720258/000110465920090886/tm2022587d4_partiiandiii.htm.

**** Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stoney Brook, State of New York, on August 13, 2020.

STOREN TECHNOLOGIES INC.

By	/s/ Carlo Brovero

	Title:	Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

/s/ Angelo D’Anzi
Angelo D’Anzi, Chief Technology Officer
and Director